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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                                  July 29, 2004

                              ULTRA PETROLEUM CORP.
             (Exact name of registrant as specified in its charter)

    Yukon Territory, Canada              0-29370                    N/A
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)

        (363 North Sam Houston Pkwy, E., Suite 1200., Houston, TX 77060)

                                 (281-876-0120)

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

Item 12. 2nd Quarter Earnings Release July 28th, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

[July 29, 2004]                                  By: /s/ David Russell
                                                     ---------------------------
                                                     David Russell

July 27, 2004

ULTRA PETROLEUM REPORTS 143% EARNINGS GROWTH IN 2ND QUARTER

Houston, TX - Ultra Petroleum Corp. (AMEX-UPL) today reported earnings increased 143% to $18.5 million or $0.23 per diluted share for the quarter ended June 30, 2004 compared to $7.6 million or $0.10 per diluted share for the same period in 2003. Cash flow (1) for the quarter ended June 30, 2004 increased 113% to $34.7 million or $0.43 per diluted share, compared to $16.3 million or $0.21 per diluted share for the same period in 2003.

For the six-month period ended June 30, 2004 earnings increased 142% to $38.3 million or $0.48 per diluted share compared to $15.8 million or $0.20 per diluted share for the same period in 2003. Cash flow (1) for the six-month period increased 110% to $70.9 million or $0.89 per diluted share, compared to $33.8 million or $0.43 per diluted share for the same period in 2003.

Production for the quarter increased 63% to 9.6 Bcfe, averaging 106 MMcfe/d compared to 5.9 Bcfe or 65 MMcfe/d for the same period in 2003. Including the effects of hedging, average natural gas prices for the second quarter increased to $4.73 per Mcf compared to $3.93 per Mcf during the same period in 2003 while average oil prices increased to $36.41 compared to $30.84 in 2003.

Production for the six-month period ended June 30, 2004 increased 57% to 19.3 Bcfe, or 106 MMcfe/d, compared to 12.3 Bcfe or 68 MMcfe/d for the same period in 2003. Including the effects of hedging, average natural gas prices for the six-month period increased to $4.84 compared to $3.86 while average oil prices increased to $36.77 compared to $29.90 in 2003.

"Growing second quarter production by 63% with an $0.80 increase in natural gas prices while controlling costs enabled us to more than double earnings and cash flow. Following on our several years of industry leading reserve and production growth, this again confirms my past comments that earnings and cash flow would follow our growth in reserves and production, as second quarter 2004 earnings more than doubled that of the entire year 2002. With first oil production in Bohai Bay, China and the continued success of our Wyoming drilling program, we remain firmly committed to providing earnings and cash flow growth as impressively as we have with reserves and production. In fact, with China now on production, we are increasing our year-end 2004 production target to 44 Bcfe, a 50% increase over 2003's production level," stated Michael D. Watford, Ultra's Chairman, President and CEO.

                                                            For the Three-Month Period Ended          For the Six-Month Period Ended
                                                               30-Jun-04           30-Jun-03           30-Jun-04           30-Jun-03
Production
  Oil Production-bbls                                             80,643              47,479             148,967             100,773
  Natural Gas - (Mcf)                                          9,120,627           5,592,979          18,436,682          11,698,117
                                                             -----------         -----------         -----------         -----------
Gas Equivalent Production - Mcfe                               9,604,485           5,877,853          19,330,484          12,302,755

Realized Product Prices
  Oil Price - $/bbl                                          $     36.41         $     30.84         $     36.77         $     29.90

  Gas Price - $/mcf                                          $      4.73         $      3.93         $      4.84         $      3.86

Revenues
  Oil Revenue                                                $ 2,936,082         $ 1,464,430         $ 5,477,632         $ 3,012,936
  Gas Revenue                                                $43,174,208         $22,001,224         $89,251,431         $45,123,812
                                                             -----------         -----------         -----------         -----------
Total Revenues                                               $46,110,290         $23,465,654         $94,729,063         $48,136,748

Operating costs and expenses
  Operating expenses                                           1,246,745             667,134           2,529,669           1,612,420
  Severance/Production/Taxes                                   5,430,719           2,603,589          11,100,496           5,266,810
  Gathering                                                    2,746,937           1,702,938           5,519,134           3,296,174
  Depreciation, depletion
    and amortization                                           5,415,985           3,451,894          10,896,704           7,057,740
  General and administrative                                   1,190,350           1,503,772           2,744,388           2,741,475
  Stock compensation                                             523,500             405,720             623,523           1,018,220
  Interest and debt expense                                      848,742             750,834           1,948,912           1,404,434
                                                             -----------         -----------         -----------         -----------
Total direct expenses                                         17,402,978          11,085,881          35,362,826          22,397,273

Interest and other income                                          9,910              11,191              22,644              19,768

Income Tax - deferred                                         10,194,720           4,770,909          21,083,159           9,917,697
                                                             -----------         -----------         -----------         -----------


Net Income                                                   $18,522,502         $ 7,620,055         $38,305,722         $15,841,546
                                                             -----------         -----------         -----------         -----------
  Per common share - basic                                   $      0.25         $      0.10         $      0.51         $      0.21
  Per common share - fully diluted                           $      0.23         $      0.10         $      0.48         $      0.20

Cash flow from operations (1)                                $34,656,707         $16,248,578         $70,909,108         $33,835,203

  Per common share - basic                                   $      0.46         $      0.22         $      0.95         $      0.46

  Per common share - diluted                                 $      0.43         $      0.21         $      0.89         $      0.43

Shares outstanding at period end                              75,020,368          74,226,168          75,020,368          74,226,168

Weighted Average shares
  outstanding - Basic                                         74,964,830          74,172,652          74,861,087          74,115,066

Weighted Average shares
  outstanding - Diluted                                       79,945,429          78,303,218          79,857,697          78,121,136

Costs per Mcfe
  Operating Expenses                                         $      0.13         $      0.11         $      0.13         $      0.13
  Severance/Production Taxes                                        0.57                0.44                0.57                0.43
  Gathering                                                         0.29                0.29                0.29                0.27
                                                             -----------         -----------         -----------         -----------
Total Lease Operating                                        $      0.98         $      0.85         $      0.99         $      0.83
                                                             -----------         -----------         -----------         -----------

Depreciation, depletion
  and amortization                                           $      0.56         $      0.59         $      0.56         $      0.57
General and administrative                                   $      0.12         $      0.26         $      0.14         $      0.22

These statements are unaudited and subject to year-end adjustments.

(1) "Cash flow" refers to cash flow from operations before net changes in working capital.

         Reconciliation of cash flow from
         operations before net changes in
                         working capital.
                                                                 Three Months Ended June 30                Six Months Ended June 30
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   2004                2003                2004                2003
                                                           ------------------------------------------------------------------------
Net cash provided by operating activities                  $ 39,487,083        $ 18,675,646        $ 66,349,187        $ 32,753,740
 Accounts payable and accrued liabilities                    (6,826,821)           (203,320)          9,279,205             524,177
Prepaid expenses and other current assets                     4,895,094           1,889,436           3,641,480           2,233,743
                      Accounts receivable                      (970,498)         (2,003,492)         (1,588,509)            564,995

                                Inventory                    (2,945,186)                 --          (4,073,175)                 --

                          Restricted cash                           315                 364                 629                 726
              Other long-term obligations                     1,016,720          (2,110,056)         (2,699,709)         (2,242,178)

         Cash flow from operations before
           net changes in working capital                  $ 34,656,707        $ 16,248,578        $ 70,909,108        $ 33,835,203
                                                           ------------        ------------        ------------        ------------

Management believes that the non-GAAP measures of cash flow before changes in working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 75,020,368 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

For more information contact:

David Russell
Investor Relations
(281) 876-0120 Extension 302